Exhibit 99.1

Audit committee or Board of Directors
Quintek Technologies, Inc.

Notice of Non Reliance and Withdrawal of auditor’s opinions

Our firm audited the financial statements of Quintek Technologies, Inc. (the “Company”) for the year ended June 30, 2006 (the “2006 Report”).

Based upon new information, we have concluded that the Company is required to restate is financial statements for the year ended June 30, 2006.

Accordingly, this is to advise you that appropriate disclosure should be made to all appropriate parties, including in a Current Report on Form 8-K, to prevent reliance on our previously issued audit report with respect to the audited financial statements for the year ended June 30, 2006.

/s/ KABANI & COMPANY, INC.
Certified Public Accountants
Los Angeles

September 18, 2007